Exhibit 10.2

AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT OF TCZ, GMBH

This Amendment No. 1 to Joint Venture Agreement of TCZ, GmbH (this “Amendment No. 1”) is made as of September 16, 2005 (the “Amendment No. 1 Effective Date”) by and among TCZ GmbH, a limited liability company organized under the laws of Switzerland (“TCZ”), Carl Zeiss SMT AG, a stock corporation organized under the laws of Germany (“Zeiss SMT”), Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, a limited liability company organized under the laws of Germany and an indirect wholly-owned subsidiary of SMT (“Zeiss LOB”), and Cymer, Inc., a Nevada corporation (“Cymer”) and amends and supplements that certain Joint Venture Agreement, dated July 15, 2005 (the “Agreement”) between the parties.  All capitalized terms used in this Amendment No. 1 but not otherwise defined herein shall have the meanings given such terms in the Agreement and, unless otherwise specified, references to Sections refer to Sections of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1.                                      AMENDMENTS.

1.1          Definitions.

(a)                                  The definition of “Administrative Services Agreements” in Section 1.01 is amended  to read in its entirety as follows:

“Administrative Services Agreement” means the Administrative Services Agreement to be entered into between Cymer and the Company, in a form to be mutually agreed by Cymer and Zeiss LOB not later than the Closing, as amended, supplemented or otherwise modified from time to time.

(b)                                  The definition of “Facilities Agreements” in Section 1.01 is amended  to read in its entirety as follows:

“Facilities License Agreements” means (i) the Facilities License Agreement to be entered into between the Company and Cymer relating to use by the Company of certain facilities in the United States, in a form to be mutually agreed by Cymer and Zeiss LOB not later than the Closing, as amended, supplemented or otherwise modified from time to time, and (ii) the Facilities License Agreement to be entered into between the Company or its Affiliate and an Affiliate of Cymer relating to use by the Company or its Affiliates of certain facilities in Korea, in a form to be mutually agreed by Cymer and Zeiss LOB after Closing, as amended, supplemented or otherwise modified from time to time.

(c)                                  The definition of “Joint Venture Documents” in Section 1.01 is amended  to read in its entirety as follows:

“Joint Venture Documents” means, collectively, this Agreement, the Contribution Agreement, the Intellectual Property Agreement, the Supply Agreements, the Administrative Services Agreement, the Facilities License Agreements and the Confidentiality Agreement.

(d)                                  The definition of “R&D Services Agreements” in Section 1.01 is stricken.

(e)                                  The definition of “Trademark License Agreement” in Section 1.01 is stricken.

1.2          Formation of the Company.  Section 2.01 (c)  is amended to read in its entirety as follows:

(c)                                  The Company shall have Articles of Association (Statuten) substantially in the form attached hereto as Exhibit G, subject to such modifications as may be required by the commercial register of the Canton of St. Gallen as part of the registration process.

1.3          Execution of Agreements by Company.  Section 2.02  is amended to read in its entirety as follows:

Section 2.02.                             Execution of Agreements by Company.  At the Closing, promptly following the Company’s registration in the commercial register of the Canton of St. Gallen, the Members (i) will cause the Company to become a party to this Agreement by executing and delivering counterparts hereof and (ii) shall execute and deliver, in the case of Cymer to the extent it is a party thereto, and shall cause the Company to execute and deliver, (A) counterparts of the Intellectual Property Agreement, (B) counterparts of each Supply Agreement and (C) each other Joint Venture Document that the Members shall mutually agree shall be executed at the Closing.

1.4                               Representations And Warranties.  Section 2.04 (d)  is amended to read in its entirety as follows:

(d)                                 Notwithstanding any other provision contained in this Agreement, the Company shall be authorized to execute, deliver and perform this Agreement and the other Joint Venture Documents to which it is a party and all documents, agreements, certificates, or statements contemplated thereby or related thereto, each in the form attached hereto, or in the case of the Administrative Services Agreement, and the Facilities License Agreements, in the form mutually agreed by Cymer and Zeiss LOB at or before Closing (except that the form of the Facilities License Agreement for Korea shall be agreed to by Cymer and Zeiss LOB after Closing), exclusive of any future amendments, without any further act, vote or approval of any Member or any other Person.

1.5                               Attachments.  Attachments F (Swiss Corporate Legal Implementation Timetable) is replaced in its entirety by Attachment F to this Amendment No. 1.

2.

2.                                      EFFECT OF AMENDMENT.  Effective as of the Amendment No. 1 Effective Date, all references in the Agreement to the “Agreement” or “this Agreement” shall mean the Agreement as amended by this Amendment No. 1.  Except as expressly amended herein, the terms of the Agreement continue unchanged and shall remain in full force and effect.

3.                                      EXECUTION OF AMENDMENT.  This Amendment No. 1 may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.

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3.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives, effective as of the Amendment No.1 Effective Date.

CYMER, INC.

By:	/s/ Robert P. Akins
	Name:	Robert P. Akins
	Title:	CEO

CARL ZEISS LASER OPTICS BETEILIGUNGSGESELLSCHAFT MBH

By:	/s/ Axel Jaeger
	Name:	Axel Jaeger
	Title:	Managing Director

CARL ZEISS SMT AG

By:	/s/ H. Gerlinger
	Name:	Dr. Hermann Gerlinger
	Title:	President and CEO
By:	/s/ David Schoh
	Name:	David Schoh
	Title:	Member of the Board and CFO

TCZ GMBH

By:	/s/ Brian C. Klene
	Name:	Brian C. Klene
	Title:	President and CEO

4.

EXHIBIT F

Swiss Corporate Legal Implementation Timetable

Action	Time	Description

Signing	Date hereof	Signing of the Joint Venture Agreement and the IMT non-compete side letter agreement

	As soon as reasonably practicable after signing of the Joint Venture Agreement	Parties to transfer CHF 12,000 (Cymer) and CHF 8,000 (Zeiss) to bank account for formation of GmbH

	Selection of Trustees	Signing of Trust Agreements Identification of Address

Incorporation	After receipt of funds and selection of Trustees	Incorporation of GmbH with funds referred to above; appointment of CEO and Swiss Trustees and granting of signatory powers

Registration	Incorporation + five business days	GmbH to be entered into commercial register

Closing	Promptly after Registration

Signing of Intellectual Property Agreement, Supply Agreements, Contribution Agreement, Confidentiality Agreement, IMT IP Side Letter, Administrative Services Agreement, and Facilities License Agreements (except that the Facilities License Agreement for Korea shall be executed after Closing)

Parties to make contributions according to Joint Venture Agreement; Cymer makes contribution of Cymer patents according to Contribution Agreement

5.